UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2015

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Indenture and Notes

On October 21, 2015 (the “Closing Date”), SandRidge Energy, Inc. (the “Company”), completed the issuance of an additional $78 million in aggregate principal amount of its 8.75% Senior Secured Notes due 2020 (the “Notes”) to an affiliate of EIG Global Energy Partners (“EIG”) in connection with the closing of the previously disclosed acquisition of the membership interests of Piñon Gathering Company, LLC from EIG. The Notes were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Regulation D under the Securities Act and will not be registered under the Securities Act.

The principal terms of the Notes are governed by the indenture, dated as of June 10, 2015 (the “Indenture”), by and among the Company, certain of its subsidiaries named therein (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). Pursuant to the Indenture, the Notes will mature on June 1, 2020; provided, however, that if on October 15, 2019, the aggregate outstanding principal amount of the Company’s 8.75% Senior Notes due 2020 that shall not have been cancelled or retired as a result of a redemption, repurchase or other acquisition or shall have not otherwise been discharged or defeased exceeds $100.0 million, the Notes will mature on October 16, 2019. Interest shall accrue on the Notes from October 21, 2015 and is payable on each June 1 and December 1, commencing December 1, 2015.

The Notes are secured by second-priority liens on all of the Company’s and the Guarantors’ assets that secure the Fourth Amended and Restated Credit Agreement, dated as of June 10, 2015 by and among the Company, as borrower, Royal Bank of Canada, as administrative agent, and the lenders signatory thereto (as so amended or supplemented, the “Credit Facility”) on a first-priority basis; provided, however, that pursuant to the terms of the Intercreditor Agreement, dated as of June 10, 2015 by and among Royal Bank of Canada, as priority lien agent, and the Trustee, as the collateral trustee, the security interest in those assets that secure the Notes and the guarantees will be contractually subordinated to liens thereon that secure the Credit Facility and certain other permitted indebtedness. Consequently, the Notes and the guarantees will be effectively subordinated to the Credit Facility and such other indebtedness to the extent of the value of such assets.

Prior to June 1, 2017, the Company may redeem all or any portion of the Notes at a redemption price equal to 100% of the principal amount of the outstanding Notes plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium (as defined in the Indenture). In addition, prior to June 1, 2017, the Company may, at its option, on one or more occasions redeem up to 35% of the aggregate original principal amount of the notes in an amount not greater than the net cash proceeds from certain equity offerings at a redemption price of 108.750% of the principal amount of the outstanding Notes plus accrued and unpaid interest, if any, to the redemption date.

On and after June 1, 2017, the Company may redeem the Notes, in whole or in part, at redemption prices (expressed as percentages of principal amount thereof) equal to 104.375% for the 12-month period beginning June 1, 2017, 102.188% for the 12-month period beginning June 1, 2018, and 100.000% beginning on June 1, 2019 and thereafter, plus accrued and unpaid interest, if any. The Notes are guaranteed by all of the Company’s existing material subsidiaries (other than SandRidge Realty, LLC).

The Indenture restricts the ability of the Company and certain of its subsidiaries to, among other things: (i) pay dividends or make other distributions in respect of the Company’s capital stock or make other restricted payments; (ii) incur additional indebtedness; (iii) create liens; (iv) engage in mergers or consolidations or sell or otherwise dispose of all or substantially all of the Company’s assets; (v) purchase or redeem stock or subordinated or unsecured indebtedness; (vi) make certain dispositions and transfers of assets; (vii) engage in transactions with affiliates; (viii) make investments; and (ix) refinance certain indebtedness. These covenants are subject to a number of exceptions and qualifications. If at any time the Notes are rated investment grade by either Standard & Poor’s Ratings Services or Moody’s Investor’s Service, Inc. and no default has occurred and is continuing under the Indenture, certain of the covenants and related Events of Default (as defined in the Indenture) will be suspended so long as the Notes retain such rating.

The Indenture provides that a number of events will constitute an Event of Default, including, among other things, a failure to pay the Notes when due at maturity, upon acceleration or redemption, failure to pay interest for 30 days, the Company’s failure to comply with certain covenants relating to merger, consolidation or sale of assets, the Company’s failure to comply for 60 days following notice with any of the other covenants or agreements in the Indenture, a default or other failure by the Company to make required payments under other indebtedness of the Company or any Guarantor or significant subsidiary having an outstanding principal amount of $50.0 million or more which results in such indebtedness being due or payable prior to its maturity or which gives the holder thereof the right to accelerate such indebtedness, the Company’s or any Guarantor’s or significant subsidiary’s failure to pay final judgments aggregating in excess of $50.0 million and certain events of bankruptcy or insolvency. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the notes to be due and payable immediately.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2015.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of June 10, 2015, among SandRidge Energy, Inc., the guarantors named therein and U.S. Bank National Association, as Trustee (including the forms of the Notes) (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on June 10, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 21, 2015

SANDRIDGE ENERGY, INC.
(Registrant)

By:	/s/ Julian Bott
Name:	Julian Bott
Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

No.	Description

4.1	Indenture, dated as of June 10, 2015, among SandRidge Energy, Inc., the guarantors named therein and U.S. Bank National Association, as Trustee (including the forms of the Notes) (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on June 10, 2015).

4